UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 5, 2025
Meta Platforms, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35551	20-1665019

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Meta Way, Menlo Park, California 94025
(Address of principal executive offices and Zip Code)

(650) 543-4800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.000006 par value	META	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 8.01 Other Events.

As previously disclosed, on July 17, 2025, the parties to the stockholder derivative action in the Delaware Court of Chancery, captioned In re Facebook Inc. Derivative Litigation, Consolidated C.A. 2018-0307-KSJM (Del. Ch.) (the "Matter"), agreed to a settlement in principle to resolve all claims in the Matter, which is subject to court approval.

On December 5, 2025, the Court of Chancery entered a Scheduling Order pursuant to which a settlement hearing will be held at 1:30 pm ET on April 7, 2026. The Scheduling Order requires that the parties' Stipulation and Agreement of Settlement, Compromise, and Release (the "Stipulation") and the Notice of Pendency of the Matter, Proposed Settlement of the Matter, and Settlement Hearing (the "Notice") be distributed to stockholders of Meta Platforms, Inc. (the "Company") in the form of this Current Report on Form 8-K. The Stipulation is attached hereto as Exhibit 99.1 and the Notice is attached hereto as Exhibit 99.2.

Pursuant to the Scheduling Order, the Stipulation and the Notice are available on the Company's website at investor.atmeta.com/Legal-Notices/default.aspx.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title or Description
99.1	Stipulation and Agreement of Settlement, Compromise, and Release.
99.2	Notice of Pendency, Proposed Settlement, and Settlement Hearing.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

META PLATFORMS, INC.

Date:	December 12, 2025	By:	/s/ Katherine R. Kelly
		Name:	Katherine R. Kelly
		Title:	Vice President and Corporate Secretary